Exhibit 32

        CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION


      Each of the undersigned hereby certifies for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of The Alpine Group, Inc. ("Alpine") that to his knowledge, the Annual Report of The Alpine Group on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Alpine. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to Alpine and will be retained by Alpine and furnished to the Securities and Exchange Commission or its staff upon request.



Dated:  March 29, 2004                             by: /s/ STEVEN S. ELBAUM
                                                        Steven S. Elbaum
                                                        Chief Executive Officer



Dated:  March 29, 2004                             by: /s/ DAVID A. OWEN
                                                        David A. Owen
                                                        Chief Financial Officer